Oclaro Announces First Quarter Fiscal Year 2019 Financial Results

SAN JOSE, Calif., – November 8, 2018 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced its financial results for the first quarter of fiscal year 2019, which ended September 29, 2018. Oclaro will not hold an earnings call, nor provide forward guidance for the second quarter of fiscal year 2019, due to the previously announced proposed acquisition of Oclaro by Lumentum Holdings Inc.

“I am once again pleased with the results that the Oclaro team delivered for our first quarter of fiscal year 2019.  Revenue grew nine percent sequentially over the prior quarter to $132 million, primarily driven by the recovery of shipments to ZTE.  Despite this revenue growth, our gross margin declined in the quarter, primarily due to a weaker product mix driven by increased sales of certain 100G Datacom modules that we are winding down.  Even so, we delivered strong operating results and generated $19 million in cash,” said Greg Dougherty, CEO of Oclaro.  “While we wait for the Lumentum merger to close, which we believe remains on track to occur in calendar year 2018, we remain a leading innovator of new products.  We recently announced several new products for next generation deployments, including 600G components, DCO modules at 100G and 200G, and 400G PAM4 data center transceivers,” said Mr. Dougherty.

Results for the First Quarter of Fiscal 2019

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Revenues were $131.7 million for the first quarter of fiscal 2019. This compares with revenues of $120.9 million in the fourth quarter of fiscal 2018, and revenues of $155.6 million in the first quarter of fiscal 2018.

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GAAP gross margin was 34.6% for the first quarter of fiscal 2019. This compares with GAAP gross margin of 37.0% in the fourth quarter of fiscal 2018, and GAAP gross margin of 40.3% in the first quarter of fiscal 2018.

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Non-GAAP gross margin was 34.9% for the first quarter of fiscal 2019. This compares with non-GAAP gross margin of 37.7% in the fourth quarter of fiscal 2018, and non-GAAP gross margin of 40.6% in the first quarter of fiscal 2018.

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GAAP operating income was $11.4 million for the first quarter of fiscal 2019. This compares with GAAP operating income of $8.9 million in the fourth quarter of fiscal 2018, and GAAP operating income of $31.2 million in the first quarter of fiscal 2018.

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Non-GAAP operating income was $16.8 million for the first quarter of fiscal 2019. This compares with non-GAAP operating income of $15.7 million in the fourth quarter of fiscal 2018, and non-GAAP operating income of $34.6 million in the first quarter of fiscal 2018.

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GAAP net income for the first quarter of fiscal 2019 was $10.2 million. This compares with GAAP net income of $6.4 million in the fourth quarter of fiscal 2018, and GAAP net income of $26.5 million in the first quarter of fiscal 2018.

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Non-GAAP net income for the first quarter of fiscal 2019 was $14.4 million. This compares with non-GAAP net income of $14.6 million in the fourth quarter of fiscal 2018, and non-GAAP net income of $34.5 million in the first quarter of fiscal 2018.

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GAAP earnings per diluted share for the first quarter of fiscal 2019 were $0.06. This compares with GAAP earnings per diluted share of $0.04 in the fourth quarter of fiscal 2018, and GAAP earnings per diluted share of $0.16 in the first quarter of fiscal 2018.

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Non-GAAP earnings per diluted share for the first quarter of fiscal 2019 were $0.08. This compares with non-GAAP earnings per diluted share of $0.08 in the fourth quarter of fiscal 2018, and non-GAAP earnings per diluted share of $0.20 in the first quarter of fiscal 2018.

•	Cash, cash equivalents, and short-term investments were $341.9 million at September 29, 2018.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2018. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release contains statements about management’s future expectations regarding the plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Investors should not unduly rely on such forward-looking statements. These forward-looking statements include statements concerning (i) the timing of the closing of our pending merger with Lumentum, (ii) Oclaro’s future financial performance and operating prospects and (iii) the statements in our CEO’s quote. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the risk that our pending merger with Lumentum Holdings Inc. does not close, due to the failure of one or more conditions to closing, (ii) disruption from the merger making it more difficult to maintain our customer, supplier, key personnel and other strategic relationships, (iii) uncertainty as to the market value of the Lumentum merger consideration to be paid in the merger, (iv) the risk that required governmental approvals of the merger (including China antitrust approval) will not be obtained or that such approvals will be delayed beyond current expectations, (v) the risk of litigation in respect of either Oclaro or Lumentum or the merger, (vi) our dependence on a limited number of customers for a significant percentage of our revenues, (vii) competition and pricing pressure, (viii) our ability to effectively manage our inventory, (ix) the absence of long-term purchase commitments from many of our long-term customers, (x) our ability to meet or exceed our gross margin expectations, (xi) our ability to grow our revenues in the future by increasing the percentage of sales associated with new products, (xii) the effects of fluctuations in foreign currency exchange rates, (xiii) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (xiv) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (xv) the effect of tariffs or other restrictions on trade between the U.S. and China, (xvi) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (xvii) our dependence on a limited number of suppliers and key contract manufacturers, (xviii) the impact of additional restructuring charges we may take in the future, (xix) the risks associated with delays, disruptions or quality control problems in manufacturing, (xx) our manufacturing yields, (xxi) our ability to conclude agreements with our customers on favorable terms, (xxii) our ability to maintain effective internal controls over financial reporting, (xxiii) fluctuations in our revenues, growth rates and operating results, (xxiv) changes in our effective tax rates or outcomes of tax audits or similar proceedings, (xxv) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xxvi) potential operating or reporting disruptions that could result from the implementation of our new enterprise resource planning system, and (xxvii) other factors described under the caption "Risk Factors" and elsewhere in the documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s core operating performance and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations.

Management excludes certain items from its view of Oclaro’s core operating performance, such as impairment charges, deferred income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options, impairment of fixed assets and inventory and related expenses, certain other income and expense items, and the tax effects thereof. Management does not believe these items are reflective of Oclaro’s ongoing core operating performance and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 29, 2018	June 30, 2018
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$337,920	$245,688
Short-term investments	3,997	77,440
Accounts receivable, net	108,720	100,482
Inventories	89,779	106,678
Prepaid expenses and other current assets	36,178	35,175
Total current assets	576,594	565,463
Property and equipment, net	131,721	137,438
Other intangible assets, net	19	61
Deferred tax assets, non-current	17,192	16,625
Other non-current assets	1,514	1,212
Total assets	$727,040	$720,799
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,281	$68,221
Accrued expenses and other liabilities	36,321	41,686
Capital lease obligations, current	530	2,386
Total current liabilities	106,132	112,293
Deferred gain on sale-leaseback	4,962	5,193
Capital lease obligations, non-current	702	857
Other non-current liabilities	10,373	10,440
Total liabilities	122,169	128,783
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,715	1,706
Additional paid-in capital	1,705,945	1,703,331
Accumulated other comprehensive income	42,550	42,547
Accumulated deficit	(1,145,339)	(1,155,568)
Total stockholders’ equity	604,871	592,016
Total liabilities and stockholders’ equity	$727,040	$720,799

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017
	(Thousands, except per share amounts)
Revenues	$131,658	$120,944	$155,598
Cost of revenues	86,064	76,136	92,894
Gross profit	45,594	44,808	62,704
Operating expenses:
Research and development	16,162	16,293	16,435
Selling, general and administrative	16,389	16,729	14,866
Amortization of other intangible assets	42	193	152
Restructuring and acquisition-related expenses	800	1,274	—
Loss on disposal of property and equipment	777	1,409	22
Total operating expenses	34,170	35,898	31,475
Operating income	11,424	8,910	31,229
Other income (expense):
Interest income (expense), net	200	102	434
(Loss) gain on foreign currency transactions, net	(193)	(928)	489
Other income (expense), net	1,357	923	574
Total other income (expense)	1,364	97	1,497
Income before income taxes	12,788	9,007	32,726
Income tax provision (1)	2,559	2,587	6,237
Net income	$10,229	$6,420	$26,489
Net income per share:
Basic	$0.06	$0.04	$0.16
Diluted	$0.06	$0.04	$0.16
Shares used in computing net income per share:
Basic	171,046	170,325	168,137
Diluted	173,127	172,316	170,849

(1) The Company has not completed its estimate of the impact of Public Law 115-97 (formerly known as the Tax Cuts and Jobs Act) on the realizability of its U.S. deferred tax assets and has, therefore, elected to utilize the reporting provisions of Staff Accounting Bulletin No. 118 issued by the U.S. Securities and Exchange Commission.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$45,594	$44,808	$62,704
Stock-based compensation in cost of revenues	562	783	438
Restructuring and acquisition-related expenses in cost of revenues	229	—	—
Net excess and obsolete recoveries in cost of revenues (2)	(480)	—	—
Non-GAAP gross profit	$45,905	$45,591	$63,142

GAAP gross margin rate	34.6%	37.0%	40.3%
Non-GAAP gross margin rate	34.9%	37.7%	40.6%
Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$11,424	$8,910	$31,229
Stock-based compensation	4,004	3,909	3,199
Amortization of other intangible assets	42	193	152
Restructuring and acquisition-related expenses	1,029	1,274	—
Net excess and obsolete recoveries (2)	(480)	—	—
Loss on disposal of property and equipment	777	1,409	22
Non-GAAP operating income	$16,796	$15,695	$34,602

GAAP operating income rate	8.7%	7.4%	20.1%
Non-GAAP operating income rate	12.8%	13.0%	22.2%

Reconciliation of GAAP net income to non-GAAP net income and adjusted EBITDA:
GAAP net income	$10,229	$6,420	$26,489
Stock-based compensation	4,004	3,909	3,199
Amortization of other intangible assets	42	193	152
Restructuring and acquisition-related expenses	1,029	1,274	—
Other (income) expense items, net	(1,357)	(923)	(574)
Loss on disposal of property and equipment	777	1,409	22
Net excess and obsolete recoveries (2)	(480)	—	—
Loss (gain) on foreign currency translation	193	928	(489)
Income tax effect	4	1,341	5,664
Non-GAAP net income	$14,441	$14,551	$34,463
Income tax provision	2,555	1,246	573
Interest (income) expense, net	(200)	(102)	(434)
Depreciation expense	8,421	8,241	6,195
Adjusted EBITDA	$25,217	$23,936	$40,797

Non-GAAP net income per share:
Basic	$0.08	$0.09	$0.20
Diluted	$0.08	$0.08	$0.20
Shares used in computing Non-GAAP net income per share:
Basic	171,046	170,325	168,137
Diluted	173,127	172,316	170,849

	Three Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$562	$783	$438
Research and development	1,067	875	867
Selling, general and administrative	2,375	2,251	1,894
Total	$4,004	$3,909	$3,199

(2) Recoveries related to inventory exposure resulting from the U.S. Government’s removal of export sanctions that had been imposed on ZTE in April 2018.